UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2007

EWORLD INTERACTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-130707	65-0855736

(State of Organization)	(Commission File Number)	(I.R.S. Employer
		Identification No.)

1088 South Pudong Road, Suite 1202, Shanghai, China 200120
(Address of Principal Executive Offices)

(021) 6888 0708

Registrants Telephone Number

1850 Southeast 17th Street, Suite 300, Ft. Lauderdale, FL		33316
(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Eworld Interactive, Inc. Report on Form 8-K

Section 3 – Securities and Trading Markets Item 3.02 – Unregistered Sales of Equity Securities

On February 02, 2007, we completed the sale of 970,000 shares of our common stock at a price of $0.60 per share for total proceeds to the company of $582,000 paid in cash; each share purchased included one warrant for the purchase of on common share at a price of $0.80 per share. The warrants expire on December 31, 2008.

These shares were sold to six accredited overseas investors.

Eworld has utilized the proceeds to acquire license rights to expand and develop its online content and portal services.

This non-public offering we believe to be exempt from registration Regulation D promulgated under Section 4(2) of the Securities Act. We also believe this private offering to be exempt from registration under Regulation S, as the purchasers are domiciled and transaction occurred outside the United States. The sales of stock were strictly limited to individuals and entities, each of whom was an accredited investor, as that term is defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act and had adequate access to information pertaining to our Company. Furthermore, no advertisements were made, no commissions were paid and the securities are restricted pursuant to Rule 144.

On February 14, 2007, we completed a private placement for $1,000,000 consisting of two convertible debentures of $500,000 each. Net proceeds to the company were $915,000 paid in cash.

The terms of the convertible debentures provide for six percent interest accruing beginning ninety days from the effective date, payable thereafter monthly and have a one year maturity. The conversion is at $0.60 cents per share and includes a warrant for the purchase of an additional share at $0.80; the warrant expires two years from the date issued. The company is under obligation to register the underlying equity with penalty if not declared effective within six months. These securities were sold to an accredited overseas investment group.

Eworld will utilize the proceeds to fund general operations including the development of its online content and portal services.

This non-public offering we believe to be exempt from registration Regulation D promulgated under Section 4(2) of the Securities Act. We also believe this private offering to be exempt from registration under Regulation S, as the purchaser/s are domiciled and transaction occurred outside the United States. The sales of securities were strictly limited to individuals and entities, each of whom was an accredited investor, as that term is defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act and had adequate access to information pertaining to our Company. Furthermore, no advertisements were made, no commissions were paid and the securities are restricted pursuant to Rule 144.

Eworld Interactive, Inc. Report on Form 8-K

Section 8 – Other Events Item 8.01 Press Release

Eworld Interactive, Inc. (OTCBB: EWIN) Partners With South Korea's Leading Video Game Developer Sidus Company (KOSDAQ: 052640.KQ) To Bring Leading Game Titles to the People's Republic of China

Wednesday February 7, 12:34 pm ET

SHANGHAI, CHINA--(MARKET WIRE)--Feb 7, 2007 -- Eworld Interactive, Inc. (the "Company", "Eworld") (OTC BB:EWIN.OB - News) is pleased to announce that it has acquired the exclusive publishing rights from South Korea's Sidus Company ("Sidus") (KOSDAQ:052640KQ.KQ - News) to launch and operate "Battle Zone Online" for the People's Republic of China. "Battle Zone Online" was developed in Korea by Dream Maker and published by Sidus. Sidus is one of Korea's top movie and TV drama producers as well as one of the premier content providers in Asia and is a lead investor in Dream Maker along with the South Korean government. Guy Peckham, CEO, stated, “This is the first step towards Eworld building and operating a world class web platform for the fastest growing online market in the world.” According to the China Internet Network Information Center (CINIC) (www.cnnic.net.cn/en/index/index.htm), Chinese internet users have recently surpassed 120 million users and expectations are this will continue to grow at double digit growth annually. “The Shanghai development team’s capabilities matched with western expertise will assure the execution of our plans to lead the social networking space in China,” concluded Mr. Peckham.

Battle Zone Online is a Q-style version of "Counter Strike" that has been in development for the last 2 years. Users typically engage in a 5 minutes battle, mostly in team-play mode, and emerge as winners or losers. Unique techniques, battles, role-growing, competition and team play provide the foundation for a strong and sticky player community. Battle Zone Online has been closed-beta tested in Korea by BUDDYBUDDY, Korea's official operator of MSN. The game experienced a fast-growing user base, surpassing all other games going closed-beta tests over the same period.

"Battle Zone Online has beta tested incredibly well in Korea and we are confident that the appeal of the game will transfer over to our user base," stated Eworld CEO Guy Peckham before adding, "The team behind Dream Maker have been involved in developing some of the most sophisticated gaming titles over the last 5 years and we are thrilled to be working exclusively with them to enter the Chinese market."

Both parties concluded that they hope this will be the first step together in bringing world class gaming and entertainment experience to China's youth.

ON BEHALF OF THE BOARD Eworld Interactive, Inc. Guy Peckham, President & CEO

About Eworld:

Eworld are the developers of eworldchina.cn, an online community focused on entertainment content provided by both leading professional content producers and amateur content produced by users of the website. The online platform allows users to create and define their own personal space in the community then interact with and within the community on multiple levels. Users can interact user-to-user, user-to-group, user-to-club, user-to-community and through voting and rankings. These users then have access to and can interact with entertainment content provided by leading partners and affiliates producing music, television, film, gaming and more. The Company creates circular interaction among its website users and the content programming consumers thus continuously involving the audience. Revenues are derived through a combination of advertising sales, sponsorships and promotions, subscriptions and services fees as well as revenue sharing deals with partners and affiliates.

Contact: Eworld Interactive, Inc. Guy Peckham President and CEO 1-38-1613-5001

Eworld Interactive, Inc. Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eworld Interactive, Inc.

Date: February 14, 2007	By:	\s\ Guy Peckham, President

		Name:	Guy Peckham
		Title:	President and CEO